UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 University Avenue, #17 Palo Alto, California	94301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (650) 566-5064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes in Registrant’s Certifying Accountant

(a)	Resignation of Independent Registered Public Accounting Firm

In June 2014, the Company announced the discontinuation of the Consulting segment, which was operating in the United States. Since then, the Company became a pure-play biotechnology company and its primary operations are in People’s Republic of China.

Accordingly, on April 24, 2015, with the approval of its Audit Committee, the Company accepted the resignation of BDO USA, LLP (“BDO USA”) as its independent registered public accounting firm.

During the period from August 26, 2013 (the date BDO USA was engaged) through the date of filing of this Form 8-K, the Company has not had any disagreements with BDO USA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to BDO USA’s satisfaction, would have caused BDO USA to make reference in connection with BDO USA’s opinion to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements.  In addition during such periods and through the date of filing of this Form 8-K, there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K, except certain material weaknesses in the internal controls over financial reporting as disclosed in the Form 10-K for the fiscal year ended December 31, 2013, BDO USA’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2014 and 2013 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the year ended December 31, 2013 contained a going concern modification.

The Company provided BDO USA with a copy of this Form 8-K prior to its filing with the SEC and requested that BDO USA furnish the Company with a letter addressed to the SEC that provides that BDO USA agrees with the statements made above. A copy of BDO USA’s letter dated April 28, 2015 is attached as Exhibit 16.1 to this Form 8-K.

(b)	Engagement of Independent Registered Public Accounting Firm

In June 2014, the Company announced the discontinuation of the Consulting segment, which was operating in the United States. Since then, the Company became a pure-play biotechnology company and its primary operations are in People’s Republic of China.

On April 24, 2015, with the approval of its Audit Committee, the Company engaged BDO China Shu Lun Pan Certified Public Accountants LLP (“BDO China”) as its new independent registered public accounting firm.

BDO China was a component auditor in 2014 to audit CBMG’s significant business components, and was involved in assessing the application of accounting principles and audit issues.  In addition, BDO China provided audit services to the Company in connection with its business combination with Beijing Agreen Biotechnology Co., Ltd.

Except as set forth above, during the years ended December 31, 2013 and 2014 and through the subsequent interim period prior to the Company’s engagement of BDO China, the Company did not consult with BDO China on either (1) the application of accounting principles to a specified transaction, either completed or proposed, (2) the type of audit opinion that may be rendered on the Company’s financial statements; or (3) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in item 304(a)(1)(v) of Regulation S-K.  In addition, except as set forth above, BDO China did not provide any written or oral advice to the Company that BDO China concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

16.1           Letter to SEC, dated April 28, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: April 28, 2015	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu Chief Financial Officer